                                EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-4412) and Forms S-3 (No. 333-21505, No. 333-34247 and No. 333-39793) of Paradigm Technology, Inc. of our report dated February 21, 1998, except as to Note 13, which is as of March 9, 1998, and except as to the first paragraph of Note 2, which is as of May 1, 1998, appearing on page 39 of this annual Report on Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Jose, California
May 29, 1998